Exhibit 10.2

UNSECURED PROMISSORY NOTE

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR THE SECURITIES LAWS OF ANY STATE. THE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT.

$1,250,000.00	February 18, 2022

FOR VALUE RECEIVED, QPhoton, Inc., a Delaware corporation (the “Company”), hereby promises to pay to the order of Quantum Computing Inc., a Delaware corporation (“Holder”), the principal sum of $1,250,000.00 (the “Principal Amount”), together with interest accruing on the unpaid portion of the Principal Amount until maturity at the rate of interest set forth in Section 2(a) on the terms and subject to the conditions of this Unsecured Promissory Note (including all renewals, extensions or modifications hereof, this “Note”).

1. Terms. This Note is one of the unsecured promissory notes being issued and delivered pursuant to Section 1 of that certain Note Purchase Agreement, dated as of February 18, 2022 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”) by and between Holder and the Company (all such Notes, collectively, the “Notes”). Unless otherwise set forth herein, all capitalized terms used herein without definition shall have the meanings given to such terms in the Note Purchase Agreement.

2. Payments.

(a) The unpaid portion of the Principal Amount shall bear six percent (6%) simple interest, payable until such time as all accrued interest and the Principal Amount is paid in full on the Outside Maturity Date (as defined in Section 2(b)). Following an Event of Default (as defined in Section 4), any unpaid principal shall accrue interest at a rate of 15% simple interest until the time such Event of Default has been cured.

(b) Subject to the default provisions set forth herein, the unpaid portion of the Principal Amount, and all accrued and unpaid interest thereon, shall be due and payable upon the earlier of (i) March 1, 2023, or if the Company delivers a written request to extend such maturity date by one (1) year, such maturity date shall be March 1, 2024, (ii) a Change of Control (as defined below), other than as a result of a Change of Control transaction between the Company and the Holder or (iii) an Event of Default (as defined in Section 4) (such earliest date, the “Outside Maturity Date”). For the purposes of this Note, a “Change of Control” shall mean (i) the sale, conveyance, exchange, exclusive license or other transfer of all or substantially all of the intellectual property or assets of the Company, (ii) any acquisition of the Company in which the Company is a party, by means of a consolidation, stock exchange, merger or other form of corporate reorganization of the Company with any other entity in which the Company’s stockholders immediately prior to such stock exchange, merger or other reorganization own less than a majority of the voting securities of the surviving entity immediately following such transaction, or (iii) any transaction or series of related transactions in which the Company is a party, to a person or group of persons (other than an underwriter of the Company’s securities), following which such person or group of persons would hold more than fifty percent (50%) of the outstanding voting stock of the Company. Notwithstanding any of the foregoing to the contrary, a bona fide financing transaction or series of related transactions in which the Company sells preferred stock or common stock for the sole purpose of raising capital shall not be deemed a Change of Control for purposes of this Note.

(c) All payments due and payable from the Company to Holder under this Note shall be made in lawful currency of the United States of America at the Holder’s address listed following Holder’s signature block at the end of this Note or such other place as Holder shall designate in writing, and, at Holder’s option, shall be payable by check or wire transfer.

3. Prepayment. This Note may be prepaid at any time by the Company without penalty.

4. Events of Default.

(a) An “Event of Default” under this Note shall mean the occurrence of any of the following:

(i) Failure to Pay. The Company shall fail to pay any principal or interest payment on the Outside Maturity Date;

(ii) Involuntary Bankruptcy, Etc. (A) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under Title 11 of the United States Code entitled “Bankruptcy” (as now and hereinafter in effect, or any successor thereto, the “Bankruptcy Code”) or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law; or (B) an involuntary case shall be commenced against the Company under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company or over all or a substantial part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of the Company for all or a substantial part of its property shall have occurred; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of the Company, and, in the case of any event described in this clause (B), such event shall have continued for sixty (60) days unless dismissed, bonded or discharged;

(iii) Voluntary Bankruptcy, Etc. An order for relief shall be entered with respect to the Company or the Company shall commence a voluntary case under the Bankruptcy Code or any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property, or the Company shall make an assignment for the benefit of creditors; or the Company shall admit in writing its inability to pay its debts as such debts become due; or the Board shall adopt any resolution or otherwise authorize action to approve any of the foregoing;

(iv) Breach. The Company shall materially breach (and such breach is not cured within fifteen (15) days from delivery of written notice of breach to the Company by the Holder) any representation, warranty, or covenant in any of the Financing Documents (as defined in the Note Purchase Agreement);

(v) Cross-Default. The Company fails to make a payment following the due date and any applicable cure period related thereto. under any other material indebtedness of the Company in excess of two hundred fifty thousand dollars ($250,000), if the effect of such default is to allow the acceleration of the maturity of such other indebtedness; or

(vi) Dissolution, Etc. The Company engages in any liquidation, dissolution or winding up of the Company; or

(vii) Judgments. A final judgment or order for the payment of money in excess of two hundred fifty thousand dollars ($250,000) shall be rendered against the Company and the same shall remain undischarged for a period of sixty (60) days during which execution shall not be effectively stayed, or any judgment, writ, assessment, warrant of attachment, or execution or similar process shall be issued or levied against a substantial part of the Company’s property valued at not less than two hundred fifty thousand dollars ($250,000), if any and such judgment, writ, or similar process shall not be released, stayed, vacated or otherwise dismissed within sixty (60) days after issue or levy.

(b) Upon the election of the Holder, during the continuance of an Event of Default, the entire unpaid portion of the Principal Amount, all accrued but unpaid interest and all other amounts due Holder hereunder shall become immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived. In addition to any other rights Holder may have under applicable laws, Holder shall have the right to set off the indebtedness evidenced by this Note against any other indebtedness of the Holder to the Company.

(c) In the event the Company fails to make any payment of principal or accrued interest on this Note to Holder upon an Event of Default, the Company hereby agrees that it will reimburse Holder for any and all reasonable advances, charges, costs and expenses, including the reasonable fees and expenses of its counsel and of any experts or agents, that Holder incurred in connection with the enforcement by Holder of the Company’s payment obligations under this Note.

5. Replacement of Lost Note. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company, or, in the case of any such mutilation, upon surrender and cancellation of this Note, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Note, a new debenture of like tenor dated as of the date from which unpaid interest has then accrued on the lost, stolen, destroyed or mutilated Note.

6. No Rights or Liabilities as Equityholder. This Note does not by itself entitle Holder to any voting rights or other rights as a stockholder of the Company. No provisions of this Note, and no enumeration herein of the rights or privileges of Holder, shall cause Holder to be a stockholder of the Company for any purpose.

7. Ranking. This Note and the other Note shall rank pari passu with any other indebtedness of the Company as to the payment of principal and interest. The Company will not enter into any other agreement where it agrees to be indebted for borrowed money (directly or as a guarantor) unless such indebtedness for borrowed money has been made subordinate to, or ranks pari passu with, the payment of all amounts due hereunder.

8. Miscellaneous.

8.1 Governing Law; Arbitration. This Note shall be governed by and construed in accordance with the laws of the State of Delaware. Disputes shall be subject to binding arbitration in accordance with Section 7.3(b) of the Note Purchase Agreement.

8.2 Entire Agreement. This Note, together with the Note Purchase Agreement and any other documents executed in connection herewith, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

8.3 Amendments. No term of this Note may be amended, waived, discharged or terminated except in accordance with Section 7.9 of the Note Purchase Agreement.

8.4 Notices, etc. All notices, requests, demands and other communications made under this Note shall be made in accordance with Section 7.6 of the Note Purchase Agreement.

8.5 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to Holder upon any breach or default of the Company under this Note shall impair any such right, power or remedy of Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Holder of any breach or default under this Note, or any waiver on the part of Holder of any provision or condition of this Note must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Note or by law or otherwise afforded to Holder, shall be cumulative and not alternative.

8.6 Severability. In case any provision of this Note shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

8.7 Usury. In the event any interest is paid on this Note which is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of this Note. With respect to this Note, the Company agrees to file any and all required notices and make any and all required disclosures as may be required under the applicable usury laws of all applicable jurisdictions.

8.8 Titles. The titles of the Sections and subsections of this Note are for convenience or reference only and are not to be considered in construing this Note.

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IN WITNESS WHEREOF, this Note has been duly executed on behalf of the undersigned as of the date first written above.

THE COMPANY:		HOLDER:

QPHOTON, INC.		QUANTUM COMPUTING INC.

By:		By:
Name:	Yuping Huang	Name:	Robert Liscouski
Title:	Chief Executive Officer	Title:	Chief Executive Officer

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